Exhibit 10.1

Amendment to the Intrexon Corporation 2013 Omnibus Incentive Plan, as Amended

The first paragraph of Section 6.02 of the Intrexon Corporation 2013 Omnibus Incentive Plan is amended to read as follows:

“6.02    Aggregate Limit

The maximum aggregate number (the “Maximum Aggregate Number”) of shares of Common Stock which may be subject to Awards under this Plan is 20,000,000 shares of Common Stock.”

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